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Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-3, Forms S-4 and Forms S-8) of The Titan Corporation and in the related Prospectuses, of our report dated March 8, 2002, with respect to the consolidated financial statements of Jaycor, Inc., included in this Current Report (Form 8-K) of The Titan Corporation.

                      /s/ ERNST & YOUNG LLP

San Diego, California
March 19, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS